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                                                                 EXHIBIT (23)(F)
                                                                 August 31, 1995
BOARD OF DIRECTORS
FIRST UNION CORPORATION
One First Union Center
Charlotte, NC 28288-0013
Gentlemen and Madam:
     We hereby consent to the references to our firm and to the inclusion of an opinion of our firm to be dated the date of the Joint Proxy Statement/Prospectus of First Fidelity Bancorporation and First Union
Corporation constituting a part of the Registration Statement on Form S-4 of First Union Corporation filed with the Securities and Exchange Commission on August 31, 1995. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange commission thereunder.
                                         Very truly yours,
                                         LAZARD FRERES & CO. LLC